Exhibit 16.1

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ  07054
Phone (201) 406-5733; Fax 973-887-9103
E-mail: Mike@costreductionsolutions.com
WWW.CostReductionSolutions.com

August 6, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies & Gentlemen:

I have read the statements made by Dionics, Inc. in Item 4.01 of the Form 8-K/A to be filed with the Commission on August 6, 2012. I agree with the statements concerning me (Item 4.01(a) (1-4)) in such Form 8-K/A.

Sincerely,

 /s/ Michael F. Albanese, CPA
Michael F. Albanese, CPA